Exhibit 99.1

SurModics Reports First Quarter 2011 Results

EDEN PRAIRIE, Minn.--(BUSINESS WIRE)--January 26, 2011--SurModics, Inc. (Nasdaq: SRDX), a leading provider of drug delivery and surface modification technologies to the healthcare industry, today reported financial results for the first quarter ended December 31, 2010.

First Quarter Summary:

  GAAP results:
    Revenue of $15.2 million, down 2% sequentially
    Restructuring charges of $1.2 million
    Goodwill impairment charge of $0.8 million
    Operating loss of $0.7 million
    Net loss of $0.4 million
    Diluted EPS of ($0.02)
  Revenue summary:
    Royalties and license fees – $7.6 million, down 5% sequentially
    Product sales – $4.8 million, up 4% sequentially
    R&D revenue – $2.8 million, down 7% sequentially
  Revenue by business unit:
    Medical Device – $9.8 million, unchanged sequentially
    Pharmaceuticals – $2.7 million, down 6% sequentially
    In Vitro Diagnostics – $2.7 million, down 7% sequentially
  Non-GAAP** results:
    Adjusted revenue of $15.4 million
    Adjusted operating income of $1.1 million
    Adjusted net income of $0.8 million
    Adjusted diluted EPS of $0.05
  Operating cash flow of $5.3 million
  Cash and investments of $59.7 million; zero debt
  9 new licenses signed with SurModics customers
  5 new customer product classes introduced by SurModics customers

**Non-GAAP results exclude restructuring and goodwill impairment charges, expenses for certain non-recurring advisory services related to our 2011 Annual Meeting of Shareholders, and an R&D expense benefit from therapeutic tax credits, and include up-front license fees which are amortized under GAAP.

“SurModics is at an important crossroads, and I am excited to be leading this organization and our talented team at such a critical time,” said Gary Maharaj, SurModics' president and chief executive officer. “By refocusing our efforts within a well-defined core, we have an opportunity to build upon our strengths to create sustainable, long-term growth and shareholder value. During the coming months, I will be working diligently with the management team and the Board to develop our strategic plan, and I look forward to sharing more details as they emerge.”

Revenue for the first quarter of fiscal 2011 was $15.2 million, down 2% sequentially compared with $15.5 million in the fourth quarter of fiscal 2010. Operating loss was $0.7 million, compared with an operating loss of $18.1 million in the fourth quarter. Net loss was $0.4 million, compared with a net loss of $21.7 million in the fourth quarter. Diluted earnings per share was a loss of ($0.02), compared with a loss of ($1.25) in the fourth quarter of fiscal 2010. Results for the first quarter of fiscal 2011 included restructuring charges of $1.2 million related to our reorganization announced in October 2010, and a goodwill impairment charge of $0.8 million triggered by an additional milestone payment in connection with the 2007 acquisition of SurModics Pharmaceuticals. First quarter results also included approximately $0.5 million in expenses for certain non-recurring advisory services, and an R&D expense benefit of $0.8 million from therapeutic tax credits. On a non-GAAP basis, excluding these items, and including up-front license fees which are amortized under GAAP: adjusted revenue was $15.4 million, adjusted operating income was $1.1 million, adjusted net income was $0.8 million, and adjusted diluted earnings per share was $0.05.

SurModics’ cash and investment balance totaled $59.7 million as of December 31, 2010, with no debt. Operating cash flow for the first quarter was $5.3 million, compared with $8.3 million in the first quarter of fiscal 2010.

“Based on the continued strength of our balance sheet and positive operating cash flow, we are well-positioned to pursue growth opportunities for our Company,” commented Phil Ankeny, senior vice president and chief financial officer. “We remain committed to actively utilizing our balance sheet and financial flexibility to find the most effective means of deploying capital to create long-term shareholder value, including potential corporate development transactions, share repurchases, and targeted investments in the business.”

Outlook
The Company reiterates its previously communicated expectations for fiscal year 2011, to generate revenue in a range of $55 to $63 million and non-GAAP diluted EPS of ($0.15) to $0.05. Non-GAAP diluted EPS would exclude any non-recurring or event-specific charges, such as restructuring charges, asset impairment charges, acquisition-related charges, and the like. In the first quarter of fiscal 2011, the Company recorded restructuring charges of $1.2 million and a goodwill impairment charge of $0.8 million triggered by an additional milestone payment in connection with the 2007 acquisition of SurModics Pharmaceuticals. In addition, the Company is likely to incur an additional milestone payment obligation related to the acquisition of SurModics Pharmaceuticals. Based on this assumption, the Company expects to record an additional goodwill impairment charge of approximately $4.9 million later in fiscal 2011. The negative impact of these charges to GAAP diluted EPS for fiscal 2011 is estimated to be approximately ($0.38) per share. Accordingly, GAAP diluted EPS for fiscal 2011 is expected to be in a range of ($0.53) to ($0.33).

Live Webcast
SurModics will host a webcast at 5:00 p.m. ET (4:00 p.m. CT) today to discuss the quarterly results. To access the webcast, go to the investor relations portion of the Company’s website at www.surmodics.com, and click on the webcast icon. A replay of the first quarter conference call will be available by dialing 800-406-7325 and entering conference call ID 4401538. The audio replay will be available beginning at 7:00 p.m. CT on Wednesday, January 26, until 7:00 p.m. CT on Wednesday, February 2.

About SurModics, Inc.
SurModics’ vision is to extend and improve the lives of patients through technology innovation. The Company partners with the world’s foremost medical device, pharmaceutical and life science companies to develop and commercialize innovative products that result in improved diagnosis and treatment for patients. Core offerings include: drug delivery technologies (coatings, microparticles, nanoparticles, and implants); surface modification coating technologies that impart lubricity, prohealing, and biocompatibility capabilities; and components for in vitro diagnostic test kits and specialized surfaces for cell culture and microarrays. SurModics is headquartered in Eden Prairie, Minnesota and its SurModics Pharmaceuticals subsidiary is located in Birmingham, Alabama. For more information about the Company, visit www.surmodics.com. The content of SurModics’ website is not part of this release or part of any filings the Company makes with the SEC.

Safe Harbor for Forward-Looking Statements
This press release contains forward-looking statements. Statements that are not historical or current facts, including statements about beliefs and expectations, such as the Company’s ability to successfully consummate a transaction, including the potential sale, of its pharmaceuticals business, and our performance in the near- and long-term, including our positioning for profitable growth, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated, including (1) our ability to successfully identify, negotiate, sign and close a potential strategic transaction related to our Pharmaceuticals business; (2) the inability to realize the anticipated benefits of any potential transaction regarding our Pharmaceuticals business, if consummated, or of our other recent cost savings initiatives; (3) the potential adverse impact to our business as a result of our announcement to pursue strategic alternatives for our Pharmaceuticals business; (4) developments in the regulatory environment, as well as market and economic conditions, may adversely affect our business operations and profitability; (5) our reliance on third parties (including our customers and licensees) and their failure to successfully develop, obtain regulatory approval for, market and sell products incorporating our technologies may adversely affect our business operations, our ability to realize the full potential of our pipeline, and our ability to achieve our corporate goals; and (6) the factors identified under "Risk Factors" in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended September 30, 2010, and updated in our subsequent reports filed with the SEC. These reports are available in the Investors section of our website at www.surmodics.com and at the SEC website at www.sec.gov. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them in light of new information or future events.

Use of Non-GAAP Financial Information
In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, SurModics is reporting non-GAAP financial results including non-GAAP revenue, non-GAAP net income (loss) and non-GAAP diluted net income (loss) per share. We believe that these non-GAAP measures provide meaningful insight into our operating performance excluding certain event-specific charges and as it relates to our accounting treatment for contracts with significant deferred revenue, such as our agreement with Genentech, and provide an alternative perspective of our results of operations. We use non-GAAP measures, including those set forth in this release, to assess our operating performance and to determine payout under our executive compensation programs. We believe that presentation of certain non-GAAP measures allows investors to review our results of operations from the same perspective as management and our board of directors. We believe certain non-GAAP measures facilitate investors' analysis and comparisons of our current results of operations and provide insight into the prospects of our future performance. We also believe that certain non-GAAP measures are useful to investors because they provide supplemental information that research analysts frequently use. The method we use to produce non-GAAP results is not in accordance with GAAP and may differ from the methods used by other companies. Non-GAAP results should not be regarded as a substitute for corresponding GAAP measures but instead should be utilized as a supplemental measure of operating performance in evaluating our business. Non-GAAP measures do have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results. As such, these non-GAAP measures presented should be viewed in conjunction with both our financial statements prepared in accordance with GAAP and the reconciliation of the supplemental non-GAAP financial measures to the comparable GAAP results provided for the specific periods presented, which are attached to this release.

SurModics, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended
	December 31,
	2010	2009
	(Unaudited)

Revenue
Royalties and license fees	$7,566	$9,198
Product sales	4,792	4,548
Research and development	2,810	3,635
Total revenue	15,168	17,381

Operating expenses
Product	1,825	1,957
Customer research and development	4,731	3,323
Other research and development	2,132	4,719
Selling, general and administrative	5,214	4,614
Restructuring charges	1,236	―
Goodwill impairment charge	750	―
Total operating expenses	15,888	14,613
(Loss) income from operations	(720)	2,768

Investment income	221	297
(Loss) income before income taxes	(499)	3,065

Income tax benefit (provision)	122	(1,148)
Net (loss) income	$(377)	$1,917

Basic net (loss) income per share	$(0.02)	$0.11

Diluted net (loss) income per share	$(0.02)	$0.11

Weighted average shares outstanding
Basic	17,383	17,396
Diluted	17,383	17,440

SurModics, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands)

	December 31,	September 30,
	2010	2010
Assets	(Unaudited)

Current assets:
Cash and short-term
investments	$24,458	$20,496
Accounts receivable	8,764	8,987
Inventories	3,111	3,047
Other current assets	4,340	4,948
Total current assets	40,673	37,478

Property and equipment, net	65,043	65,395
Long-term investments	35,247	36,290
Other assets	31,370	31,116
Total assets	$172,333	$170,279

Liabilities and Stockholders’ Equity

Current liabilities	$9,136	$7,647

Other liabilities	8,429	8,273

Total stockholders’ equity	154,768	154,359
Total liabilities and stockholders’ equity	$172,333	$170,279

SurModics, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In thousands)

	Three Months Ended
	December 31,
	2010	2009
	(Unaudited)

Operating Activities
Net (loss) income	$(377)	$1,917
Depreciation and amortization	1,792	1,745
Stock-based compensation	974	1,535
Goodwill impairment charge	750	―
Net other operating activities	(988)	2,912
Change in operating assets and liabilities:
Accounts receivable	223	(341)
Accounts payable and accrued liabilities	428	(263)
Income taxes	1,056	(2,501)
Deferred revenue	1,406	3,370
Net change in other operating assets and liabilities	11	(124)
Net cash provided by operating activities	5,275	8,250

Investing Activities
Net purchases of property and equipment	(1,393)	(3,572)
Business acquisitions, net of cash acquired	(750)	(750)
Net other investing activities	(212)	(4,314)
Net cash used in investing activities	(2,355)	(8,636)

Financing Activities
Issuance of common stock	―	282
Purchase of common stock to fund employee taxes	―	(365)
Net other financing activities	(2)	(38)
Net cash used in financing activities	(2)	(121)

Net change in cash and cash equivalents	2,918	(507)

Cash and Cash Equivalents
Beginning of period	11,391	11,636
End of period	$14,309	$11,129

SurModics, Inc. and Subsidiaries
Supplemental Non-GAAP Information
For the Three Months Ended December 31, 2010
(In thousands, except per share data)

(Unaudited)

		Long-term Agreement
		Adjustments
	As							Adjusted
	Reported	Revenue		Billed		Other		Non-GAAP
	GAAP (1)	Recognized		Activity		Adjustments		(2)

Revenue:
Royalties and license fees	$7,566	$(49)	(3)	$250	(4)			$7,767
Product sales	4,792							4,792
Research and development	2,810							2,810
Total revenue	$15,168	$(49)		$250				$15,369

(Loss) income from operations	$(720)	$(49)		$250		$1,659	(5)	$1,140

	$(377)	$(30)		$155				$844
Net (loss) income			(6)		(6)	$1,096	(6)

Diluted net (loss) income per share (7)	$(0.02)							$0.05

	Balance at							Balance at
	September	Revenue		Billed				December
	30, 2010	Recognized		Activity				31, 2010
Deferred revenue (8)	$3,516	$(49)		$250
								$3,717

(1) Reflects operating results in accordance with U.S. generally accepted accounting principles (GAAP).
(2) Adjusted Non-GAAP amounts consider adjustments in the period associated with up-front license fees received under certain of our customer agreements (including our agreement with Genentech) (long-term agreements), and certain other non-recurring or event-specific items recognized in the period in accordance with GAAP.
(3) Reflects amortization of deferred revenue recognized in the period under GAAP associated with long-term agreements.
(4) Reflects amounts billed and deferred in the period associated with long-term agreements.
(5) Reflects restructuring charges of $1,236, goodwill impairment charge of $750, government grant income associated with qualifying therapeutic discovery projects of $827, and expenses of $500 for certain non-recurring advisory services related to our 2011 Annual Meeting of Shareholders.
(6) Reflects the after tax impact of the adjustments. The Company’s adjusted non-GAAP effective tax rate for the period was 38.0%. The goodwill impairment charge of $750 did not generate a tax benefit.
(7) Diluted net (loss) income per share is calculated using the diluted weighted average shares outstanding for the period presented.
(8) Reflects the activity for the period presented in the deferred revenue balance sheet accounts associated with long-term agreements.

SurModics, Inc. and Subsidiaries
Supplemental Non-GAAP Information
For the Three Months Ended September 30, 2010
(In thousands, except per share data)

(Unaudited)

		Long-term Agreement
		Adjustments
	As
	Reported	Revenue		Billed		Other		Adjusted
	GAAP (1)	Recognized		Activity		Adjustments		Non-GAAP (2)

Revenue:
Royalties and license fees	$7,944	$(47)	(3)	$--	(4)			$7,897
Product sales	4,598							4,598
Research and development	3,007							3,007
Total revenue	$15,549	$(47)		$--				$15,502

Loss from operations	$(18,089)	$(47)		$--		$16,441	(5)	$(1,695)

	$(21,663)	$(29)		$--				$(905)
Net loss			(6)		(6)	$20,787	(6)

Diluted net loss per share (7)	$(1.25)							$(0.05)

	Balance at							Balance at
	June 30,	Revenue		Billed				September 30,
	2010	Recognized		Activity				2010
Deferred revenue (8)	$3,563	$(47)		$--
								$3,516

(1) Reflects operating results in accordance with U.S. generally accepted accounting principles (GAAP).
(2) Adjusted Non-GAAP amounts consider adjustments in the period associated with up-front license fees received under certain of our customer agreements (including our agreement with Genentech) (long-term agreements), and certain other non-recurring or event-specific items recognized in the period in accordance with GAAP.
(3) Reflects amortization of deferred revenue recognized in the period under GAAP associated with long-term agreements.
(4) Reflects amounts billed and deferred in the period associated with long-term agreements.
(5) Reflects asset impairment charges of $2,631, and a goodwill impairment charge of $13,810.
(6) Reflects the after tax impact of the adjustments. The “Other Adjustments” column includes an impairment loss on investments of $5,366. The Company’s adjusted non-GAAP effective tax rate for the period was 38.8%. The goodwill impairment charge of $13,810 and the impairment loss on investments of $5,366 did not generate a tax benefit.
(7) Diluted net loss per share is calculated using the diluted weighted average shares outstanding for the period presented.
(8) Reflects the activity for the period presented in the deferred revenue balance sheet accounts associated with long-term agreements.

CONTACT:
SurModics, Inc.
Phil Ankeny, 952-829-2700
Senior Vice President and Chief Financial Officer